[LETTERHEAD OF CATALINA ASIA LIMITED]

EXHIBIT 10.6

EXCLUSIVE SUPPLY AGREEMENT

THIS AGREEMENT is made on the 2nd day of August, 2002

BETWEEN

Catalina Asia Limited, whose address is situated at 6/F, Kenning Industrial Building, 19 Wang Hoi Road, Kowloon Bay, Hong Kong (hereinafter called “CATALINA”)

AND

Shunde Decro No. 1 Lamps Factory Company Limited, whose address is situated at Shunfeng Industrial District, Shunfengshan, Shunde City, Guangdong Province, China (hereinafter called “SHUNDE NO. 1”).

WHEREAS

A.	CATALINA is a limited company incorporated in Hong Kong in accordance with Chapter 32, Companies Ordinance.

B.	SHUNDE NO. 1 is a limited company registered in China.

C.	CATALINA and SHUNDE NO. 1 have business connections for more than 10 years and SHUNDE NO. 1 has been one of the major suppliers of the products of CATALINA.

IT IS HEREBY AGREED AS FOLLOWS:

1.	Exclusive Supplier

1.1    CATALINA will appoint SHUNDE NO. 1 as supplier and SHUNDE NO. 1 agrees to be the exclusive supplier of CATALINA for all lighting products to be sold in countries that covered by Catalina Group of Company’s Network.

1.2    SHUNDE NO. 1 agrees that no quotation, sample nor order will be made to any parties in those regions covered in 1.1 during the period of This Agreement.

2.	Purchase Amounts

2.1    CATALINA agrees to strive for a total purchasing amount of USD1,800,000 and USD21,600,000 net for each month and for one year respectively during the operation of This Agreement.

2.2    In case when the purchases do not reach USD1,800,000 in a succession of 2 months, CATALINA has the obligation to transfer orders to SHUNDE NO. 1 from the other suppliers in the forthcoming 4 months so that the overall purchases from SHUNDE NO. 1 may reach an average of USD1,800,000 each month.

2.3    Failing to meet with conditions in 2.1 and 2.2 will lead to the termination of this agreement.

3.	REBATES

3.1    During the operation of This Agreement, if in any year the total purchase amount from SHUNDE NO. 1 exceeds USD24,000,000, SHUNDE NO. 1 shall give rebates to CATALINA under the following formula:

(a)	For total purchases within USD24,000,001 to USD30,000,000:
Rebates = (Total purchases amount – USD24,000,000)x 3%

(b)	For total purchases within USD30,000,001 to USD36,000,000:
Rebates = (Total purchases amount – USD30,000,000)x 4% + USD180,000

(c)	For total purchases exceeds USD36,000,000:
Rebates = (Total purchases amount – USD36,000,000)x5% + USD420,000

3.2    The Rebates will be calculated in October each year, and the basis period of one year for calculation of the purchases amount is from 1st of October to 30th of September.

3.3    If the basis period is less than one year, the calculation of the Rebates will use the projected amount of one year’s purchases.

3.4    The projected amount of one year’s purchases will be calculated based on the actual average monthly purchases performed within the said basis period.

3.5    SHUNDE NO. 1 has to pay the Rebates within the end of October each year.

3.6    CATALINA has the right to deduct the Rebates directly from any of the outstanding invoices due to SHUNDE NO. 1, but CATALINA has to give prior written notice to SHUNDE NO. 1 for such direct deduction.

4.	Normal Payment Terms

4.1    CATALINA agrees that settlement of purchases from SHUNDE NO. 1 will be made within 14 days after the date on which SHUNDE NO. 1 releases the goods from its factory.

5.	Shipment Schedule

5.1    SHUNDE NO. 1 has the obligation to follow strictly the schedule of delivery stated in each purchase order given by CATALINA. Where SHUNDE NO. 1 cannot deliver the goods within the required delivery schedule, SHUNDE NO. 1 has to be responsible for any claims by the customers of CATALINA in relation to such delay delivery.

6.	Obligations

6.1    CATALINA shall treat SHUNDE NO. 1 as its main business partner and shall provide SHUNDE NO. 1 with all relevant market information and samples of new products in priority.

6.2    SHUNDE NO. 1 has the obligation to try its best to lower the production costs while maintaining the quality of the products.

6.3    SHUNDE NO. 1 has to develop new products constantly for CATALINA’s market expansion.

7.	Terms of Agreement

7.1    This Agreement has a term of 2 year commencing 1 October 2002 and ending on 30 September 2004.

8.	Governing Law

8.1    This Agreement is governed by the laws in Hong Kong.

8.2    This Agreement consists of both Chinese and English versions. In case there is any discrepancy in translation, the contents in the Chinese version prevails.

SIGNED BY Catalina Asia Limited
(Represented by Chan Wai Kuen)

SIGNED BY Shunde Decro No. 1 Limited